Exhibit 99.1

August 23, 2004	PR04-14

CANYON RESOURCES DELAYS FILING OF SECOND QUARTER REPORT
ON FORM 10-Q

     GOLDEN, CO—Canyon Resources Corporation (AMEX:CAU), a Colorado-based mining company, today announced that it will not timely file its Quarterly Report on Form 10-Q for the second quarter of 2004. The Company is re-examining the appropriateness of its impairment model for evaluating the Briggs Mine assets. The Briggs Mine has finished mining, is still producing gold from the leach pad, and is in the early stages of reclamation. Depending upon the results of these analyses, the Company may restate previously issued financial statements which will likely not have any impact on the Company’s cash position or liquidity.

     The Company will attempt to conclude its analyses promptly so that its Quarterly Report on Form 10-Q can be filed as soon as possible.

     Actual results may differ materially from any forward-looking statement whether expressed or implied in this news release. The following risks and uncertainties which could cause actual results to vary include, but are not limited to: speculative nature of mineral exploration, precious metals prices, production and reserve estimates, production costs, cash flows, environmental and governmental regulations, availability of financing, judicial proceedings and force majeure events. Most of these factors are beyond the Company’s ability to control or predict.

FOR FURTHER INFORMATION
CONTACT:
Richard H. De Voto, President	or	Gary C. Huber
(303) 278-8464		Vice President-Finance
www.canyonresources.com